UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2010

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A Moscow, Russia	125124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

We issued a press release on February 26, 2010 announcing CTC Media’s financial results for the three months and the year ended December 31, 2009. A copy of this press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K, including the Exhibit attached hereto, is being furnished under Item 2.02 and shall not be deemed ‘‘filed’’ for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.    Other Events.

In the press release issued on February 26, 2010, CTC Media also announced that its Board of Directors has announced its intention to pay an aggregate of $40 million in cash dividends in 2010. The payment of the first installment of $0.065 per outstanding share of common stock, or $10 million in total, has been approved by the Board of Directors. The record date for this first installment is March 10, 2010 and the payment date is March 31, 2010. The Board of Directors has also announced its intention to pay the three remaining $10 million installments in each of June, September and December 2010. While it is the Board of Director’s current intention to declare and pay these three future installments, there can be no assurance that such installments will in fact be declared and paid. Any such declaration is at the discretion of the Board of Directors and will depend upon factors such as CTC Media’s earnings, financial position and cash requirements.

A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d)   Exhibits

99.1	Press release dated February 26, 2010, relating to the Company’s financial results for the three months and the year ended December 31, 2009 (furnished only).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: February 26, 2010	By:	/s/ Boris Podolsky
		Name:	Boris Podolsky
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 26, 2010, relating to the Company’s financial results for the three months and the year ended December 31, 2009 (furnished only).